 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1996

                                           REGISTRATION NO. 333-
======================================================================
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
               ___________________________________

                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
               ___________________________________

                     SOLA INTERNATIONAL INC.
     (Exact name of registrant as specified in its charter)

       DELAWARE                                  94-3189941
    (State or other                           (I.R.S. Employer
    jurisdiction of                        Identification Number)
   incorporation or
     organization)

  2420 SAND HILL ROAD                           JOHN E. HEINE
MENLO PARK, CALIFORNIA                       2420 SAND HILL ROAD
         94025                             MENLO PARK, CALIFORNIA
    (415) 324-6868                                  94025
(Address, including zip                        (415) 324-6868
       code, and                               (Name, address,
   telephone number,                         including zip code,
 including area code,                       and telephone number,
    of registrant's                               including
  principal executive                      area code, of agent for
       offices)                                   service)

               ___________________________________

                           Copies to:
   TIMOTHY E. PETERSON, ESQ.           DAVID J. BEVERIDGE, ESQ.
FRIED, FRANK, HARRIS, SHRIVER &          SHEARMAN & STERLING
           JACOBSON                      599 LEXINGTON AVENUE
      ONE NEW YORK PLAZA              NEW YORK, NEW YORK  10022
   NEW YORK, NEW YORK  10004                (212) 848-4000
        (212) 859-8000
               ___________________________________

  APPROXIMATE  DATE OF COMMENCEMENT OF PROPOSED SALE  TO  PUBLIC:
From  time  to time after the effective date of this Registration
Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

      TITLE OF SECURITIES             PROPOSED MAXIMUM             AMOUNT OF
        TO BE REGISTERED          AGGREGATE OFFERING PRICE    REGISTRATION FEE(1)

Common Stock, $.01 par value            $50,000,000                  $17,242

__________
(1) The registration fee is being calculated on the basis of the maximum aggregate offering price pursuant to Rule
       457(o).

               ___________________________________
  THE  REGISTRANT  HEREBY AMENDS THIS REGISTRATION  STATEMENT  ON
SUCH  DATE  OR  DATES AS MAY BE NECESSARY TO DELAY ITS  EFFECTIVE
DATE  UNTIL  THE REGISTRANT SHALL FILE A FURTHER AMENDMENT  WHICH
SPECIFICALLY  STATES  THAT  THIS  REGISTRATION  STATEMENT   SHALL
THEREAFTER  BECOME EFFECTIVE IN ACCORDANCE WITH SECTION  8(A)  OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
======================================================================

PROSPECTUS (SUBJECT TO COMPLETION)
ISSUED MAY 13, 1996



                     SOLA INTERNATIONAL INC.



                          COMMON STOCK

               ___________________________________


Sola  International  Inc. (the  "Company" or "Sola") may  from  time
 to  time  offer  shares   of  its  common  stock,  par  value $.01
  per  share  the "Common Stock"), in amounts and at prices  to be
  determined    at    the   time   of   the   offering.   To  the
   extent required, the specific shares of Common  Stock  to  be sold,  the  purchase  price,  the  public  offering  price,
     the   names  of  any  underwriters   and  any  applicable
      commission or discount   with  respect to  a particular
       offering   will  be   set  forth  in  an accompanying
        Prospectus  Supplement.  The Common Stock is traded
         on the New York Stock  Exchange  under the symbol
          "SOL."   On   May  10,  1996, the reported last
           saleprice of the Common Stock on the New York
                Stock Exchange was $32 3/8 per share.
               ___________________________________

   SEE "RISK FACTORS" AT PAGE 5 FOR INFORMATION THAT SHOULD BE
              CONSIDERED BY PROSPECTIVE INVESTORS.

               ___________________________________


THESE SECURITIES  HAVE  NOT  BEEN  APPROVED  OR DISAPPROVED BY THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES
  COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
   ANY STATE SECURITIES  COMMISSION  PASSED  UPON THE ACCURACY
    OR  ADEQUACY  OF  THIS PROSPECTUS.  ANY REPRESENTATION TO
                 THE CONTRARY IS A CRIMINAL OFFENSE.
               ___________________________________


     The date of this Prospectus is                  , 1996.
- -----------------------------------------------------------------------
(redherring information)
Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

               ___________________________________

                        TABLE OF CONTENTS

                             Page                              Page
                             ----                              ----
Available Information.......   3  Use of Proceeds.............  7
Incorporation of Certain....      Description of Capital        8
  Documents by Reference....   3   Stock......................  10
The Company.................   4  Plan of Distribution........  11
Risk Factors................   5  Legal Matters
                                   Experts....................  11

               ___________________________________

  No action has been or will be taken in any jurisdiction by the Company or any underwriter that would permit a public offering of the Common Stock or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons into whose possession this Prospectus comes are required by the Company and the underwriters to inform themselves about and to observe any restrictions as to the offering of the Common Stock and the distribution of this Prospectus.

  In this Prospectus, references to "dollar" and "$" are to United States dollars, and the terms "United States" and "U.S."
mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.


               ___________________________________

  The Company has a number of trademarks and trade names, including Spectralite(registered trademark), VIP Gold(registered trademark), XL Gold(registered trademark), UltraGard(registered trademark) and PermaGard Plus(registered trademark).

                      AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (which term shall encompass any amendment thereto) on Form S-3 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. The Registration Statement and the exhibits and schedules thereto filed by the Company with the Commission, as well as such reports, proxy statements and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and should also be available for inspection and copying at the regional offices of the Commission located in the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of such material are available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The   following  documents  filed  by  the  Company  with   the
Commission pursuant to the Exchange Act (File No. 1-13606) are incorporated herein by reference:

  (1) The Company's Annual Report on Form 10-K for the year ended March 31, 1995, dated June 7, 1995, as amended by Form 10-
K/A dated June 21, 1995 (the "Form 10-K");

  (2) The Company's Quarterly Reports on Form 10-Q for the quarters ending June 30, 1995, September 30, 1995 and December
31, 1995;

  (3)     The Company's Current Report on Form 8-K dated June  7,
1995,  the  Company's Current Report on Form 8-K dated  June  21,
1995  and the Company's Current Report on Form 8-K dated  May  6,
1996; and

  (4) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the
Commission on January 20, 1995, as amended February 17, 1995.

  All other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such reports and documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The   Company  will  provide  without  charge  to  any  person,
including any beneficial owner of Common Stock, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all information incorporated by reference in this Prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated
by  reference  in  such  documents).   Such  requests  should  be
directed to: Corporate Secretary, Sola International Inc., 2420 Sand Hill Road, Menlo Park, California 94025 (telephone (415) 324-
6868).


                           THE COMPANY

  Sola designs, manufactures and distributes a broad range of eyeglass lenses, primarily focusing on the faster growing plastic lens segment of the global lens market. Sola has manufacturing and distribution sites in five major regions-North America, Europe, Australia, Asia and South America. The Company believes it ranks first or second in unit sales of plastic eyeglass lenses in each of these geographic regions (if the Japanese market is excluded from Asia).

  The principal executive offices of the Company are located at 2420 Sand Hill Road, Menlo Park, California 94025; the Company's telephone number is (415) 324-6868.

                          RISK FACTORS

  Before purchasing the Common Stock offered hereby, a prospective investor should consider the specific factors set forth below as well as other information included or incorporated by reference in this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in the Company's Form 10-K for a description of other factors affecting the business of the Company.

HIGHLY COMPETITIVE INDUSTRY

  The eyeglass lens and coating industry is highly competitive. The Company competes principally on the basis of customer service, the quality and breadth of product offerings, and price. The eyeglass lens and coating industry is characterized by price competition, which can be severe in certain markets, particularly for standard products. Sola attempts, to the extent possible, to counter competition on the basis of price by focusing on providing a rapid response to orders, maintaining high fill rates, developing differentiated new products, and educating processing laboratories and eyecare practitioners on the benefits of Sola lenses and coatings. There can be no assurance, however, that the Company's competitors will not develop products or services that are more effective or less expensive than the Company's products or which could render certain of the Company's products less competitive. Since recently-developed products comprise a substantial portion of the Company's sales, the Company's performance and future growth are dependent upon its continuing ability to develop and market new products. Some of the Company's competitors have significantly greater financial resources than the Company to fund expansion and research and development. See "-Substantial Indebtedness" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources" in the Company's Form 10-K. Within a particular market, certain of the Company's competitors may enjoy a "home-country" advantage over foreign competition. In addition, in certain markets (primarily Europe), the Company also faces competition from a number of its principal competitors which are vertically integrated with processing centers to a greater extent than the Company, enabling them to customize prescription lenses. This limits the number of independent lens processing customers to which the Company can market its products.

INTERNATIONAL OPERATIONS

  The Company operates manufacturing and distribution sites in five major regions of the world-North America (including Mexico), Europe, Australia (including the Middle East and Africa), Asia and South America-and derived approximately half of its net sales in fiscal 1995 from the sale of products outside the United States. As a result, a significant portion of the Company's sales and operations are subject to certain risks, including adverse developments in the foreign political and economic environment, tariffs and other trade barriers, staffing and managing foreign operations and potentially adverse tax consequences. Although the Company and its predecessors have been successfully conducting business outside of the United States since its inception in 1960, there can be no assurance that any of these factors will not have a material adverse effect on the Company's financial condition or results of operations in the future.

  The Company's interest expense is denominated predominantly in U.S. dollars; its cash flow, however, is comprised of a variety of currencies. Although the Company may enter into currency swap agreements with financial institutions to reduce its exposure to fluctuations in foreign currency values relative to its debt obligations, such hedging transactions, if entered into, will not eliminate that risk entirely. As a result of the Company's worldwide operations, curency exchange rate fluctuations tend to affect the Company's results of operations and financial position. The Company has significant operations in Brazil, which has, until recently, experienced a hyper-inflationary environment and whose currency risk may not be effectively hedged. The functional currency of the Company's operations in Brazil is the U.S. dollar. Under U.S. generally accepted accounting principles for hyper-inflationary countries, all translation and  transaction adjustments of foreign operations are  reflected in the Company's statements of operations. The Company's historical statements of operations reflect significant charges to income primarily attributable to significant devaluations of the Brazilian currency. There can be no assurance that hyper-inflationary conditions will not return to Brazil or be present in other countries in which the Company has significant operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Currency Exchange Rates" and "-Inflation" in the Company's Form 10-K.

RESTRICTIONS ON PAYMENT OF DIVIDENDS FROM SUBSIDIARIES

  The Company's foreign operations are conducted through its subsidiaries. These operations contribute significantly to the Company's sales and profitability. The payment of dividends and the making of loans and advances to the Company by its subsidiaries  may  be  subject  to  statutory  restrictions,  are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Dividends and other payments to the Company from subsidiaries in certain jurisdictions are subject to legal restrictions and may have adverse tax consequences to the Company. The Company intends to remit dividends from its foreign operations subject to local cash requirements and legal restrictions. Management reviews the need for cash distributions to the Company from its foreign subsidiaries on a case by case basis. If the need for cash distributions from the subsidiaries should arise in the future, there can be no assurance that the subsidiaries will be permitted to make such cash distributions without legal restrictions or adverse tax consequences to the Company. Commencing in fiscal 1996, the Company has provided for U.S. federal and state income taxes on unremitted earnings of foreign subsidiaries.

SUBSTANTIAL INDEBTEDNESS

  Although the Company's outstanding indebtedness was reduced by application of the proceeds of the Company's initial public offering in March 1995, the Company continues to have substantial indebtedness. The Company's substantial indebtedness may limit its capacity to respond to market conditions (including its ability to satisfy capital expenditure requirements) or to meet its contractual or financial obligations. In addition, pursuant to the debt instruments governing the Company's indebtedness, the Company is subject to restrictive covenants that could limit its ability to conduct its business. Furthermore, the ability of the Company to satisfy its obligations will be dependent upon its future performance, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond the control of the Company. Through and including December 15, 1998, interest on the Company's 9 5/8% Senior Subordinated Notes due 2003 (the "Notes") will be payable in cash semiannually at the rate of 6% per annum of the principal amount at maturity of the Notes. After December 15, 1998, interest on the Notes will accrue and be payable in cash semiannually at the rate of 9 5/8% per annum of the principal amount at maturity of the Notes. Although the Company believes that cash flow from operations will be sufficient to meet all of its debt service requirements and to fund its capital expenditure requirements, there can be no assurance that this will be the case.

RELIANCE ON KEY MANAGEMENT

  The operation of the Company requires managerial and operational expertise. Although all of the key management employees have employment contracts with the Company, there can be no assurance that such individuals will remain with the Company. If, for any reason, such key personnel do not continue to be active in the Company's management, operations could be adversely affected.

DIVIDEND POLICY; RESTRICTIONS ON PAYMENT OF DIVIDENDS

  The Company has not declared or paid any cash dividends on any class of its capital stock, and does not intend to pay dividends on its Common Stock in the foreseeable future. The Company's Amended and Restated Bank Credit Agreement with the Bank of Nova Scotia, and the Indenture governing the Notes (the "Indenture"), restrict and limit the payment of dividends on the Common Stock. See "Price Range of Common Stock and Dividend Policy" in the Company's Form 10-K.

ANTITAKEOVER PROVISIONS

  The Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws contain certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise. These provisions include advance notice procedures for stockholders to nominate candidates for election as directors of the Company and for stockholders to submit proposals for consideration at stockholders' meetings. In addition, the Company is subject to Section 203 of the Delaware General Corporation Law, which limits transactions between a publicly held company and "interested stockholders" (generally, those stockholders who, together with their affiliates and associates, own 15% or more of a company's outstanding capital stock). This provision of Delaware law also may have the effect of deterring certain potential acquisitions of the Company. See "Description of Capital Stock."

                         USE OF PROCEEDS

  Unless otherwise specified in a Prospectus Supplement, the Company currently expects to use the proceeds from the sale of the Common Stock offered hereby for general corporate purposes, including for working capital and the repayment of outstanding indebtedness.

                  DESCRIPTION OF CAPITAL STOCK

  The following brief description of the Company's capital stock does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), and Amended and Restated By-Laws (the "By-Laws"), copies of which have been filed with the Commission.

  The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). All outstanding shares of Common Stock are validly issued, fully paid and nonassessable. Unless otherwise provided in a Prospectus Supplement, no shares of Preferred Stock are issued and outstanding.

COMMON STOCK

  Holders of the Common Stock are entitled to one vote per share on all matters to be voted upon by the Company's stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights, and therefore holders of a majority of the shares voting for the election of directors can elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors.

  Holders of the Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor, after payment of dividends required to be paid on outstanding Preferred Stock, if any, and subject to the terms of the agreements governing the Company's long-term debt. See "Price Range of Common Stock and Dividend Policy" in the Company's Form 10-K. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock then outstanding, if any.

  The Common Stock has no preemptive, conversion or redemption rights and is not subject to further calls or assessments by the Company.

PREFERRED STOCK

  The Board of Directors of the Company is authorized without further stockholder action to provide for the issuance from time to time of up to 5,000,000 shares of Preferred Stock, in one or more classes or series, with such powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions as will be set forth in the resolutions providing for the issue of such classes or series of Preferred Stock adopted by the Board of Directors of the Company. The holders of Preferred Stock will have no preemptive rights (unless otherwise provided in the applicable resolutions or certificate of designation) and will not be subject to future assessments by the Company. Such Preferred Stock may have voting or other rights which could adversely affect the rights of holders of the Common Stock. In addition, the issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, under certain circumstances, make it more difficult for a third party to gain control of the Company, discourage bids for the Common Stock at a premium, or otherwise adversely affect the market price of the Common Stock.

CERTAIN CHARTER AND BY-LAW PROVISIONS

  The  Restated  Certificate of Incorporation,  the  By-Laws  and
Delaware law contain certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise.

  ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND
  STOCKHOLDER PROPOSALS

  The By-Laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or to bring other business before an annual meeting of stockholders of the Company (the "Stockholder Notice Procedure").

  The Stockholder Notice Procedure provides that only persons who are nominated by, or at the direction of, the Company's Board of Directors, or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Stockholder Notice Procedure provides that at an annual meeting only such business may be conducted as has been specified in the notice of the meeting given by, or at the direction of, the Company's Board of Directors (or any duly authorized committee thereof) or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting.

  Under the Stockholder Notice Procedure, for notice of stockholder nominations to be made or business to be conducted at an annual meeting to be timely, such notice must be received by the Company not less than 60 days nor more than 90 days prior to the date of the annual meeting or, in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, not later than the close of business on the tenth day following the day on which such notice was mailed or such public disclosure was made, whichever first occurs. Under the Stockholder Notice Procedure, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by the Company not later than the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

  In addition, under the Stockholder Notice Procedure, a stockholder's notice to the Company proposing to nominate a person for election as a director or conduct certain business at an annual meeting must contain certain specified information. If the Chairman of the Board of Directors presiding at a meeting determines that a person was not nominated or other business was not brought before the meeting in accordance with the Stockholder Notice Procedure, such person will not be eligible for election as a director or such business will not be conducted at such meeting, as the case may be.

  DIRECTOR'S LIABILITY

  The Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law ("Delaware Law") as it currently exists, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware Law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision of the Restated Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Restated Certificate of Incorporation provides that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware Law. The By-Laws provide additional indemnification for the directors and officers of the Company.

  SECTION 203 OF DELAWARE LAW

  The  Company  is  a  Delaware corporation  and  is  subject  to
Section 203 of Delaware Law. In general, Section 203 prevents an "interested stockholder" (defined as a person who, together with affiliates and associates, beneficially owns (or within three years, did beneficially own) 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation and shares held by certain employee stock ownership plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or
(iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the "interested stockholder." A "business combination" generally includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the "interested stockholder."


                      PLAN OF DISTRIBUTION

     The Company may sell the shares of Common Stock to or through Underwriters and also may sell the shares of Common Stock directly to other purchasers or through agents.

     The distribution of the shares of Common Stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Sales of Common Stock offered hereby may be effected from time to time in one or more transactions on the New York Stock Exchange or in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices.

     In connection with the sale of the shares of Common Stock, underwriters or agents may receive compensation from the Company or from purchasers of shares for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell shares of Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the shares of Common Stock may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the shares of Common Stock by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be indentified, and any such compensation received from the Company will be described in a Prospectus Supplement.

     Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of the shares of Common Stock may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     If so indicated in a Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase shares of Common Stock from the Company pursuant to contracts providing for payment and delivery on a future date.
Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the shares of Common Stock shall not at the time of delivery be prohibited under the laws of the jurisidiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Certain of the underwriters or agents and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

     Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the New York Stock Exchange, subject to official notice of issuance.


                          LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Fried, Frank, Harris, Shriver &
Jacobson, a partnership including professional corporations,  New
York, New York.


                             EXPERTS

  The consolidated financial statements and financial statement schedule of the Company as of March 31, 1995 and 1994 and for the year ended March 31, 1995 and for the four months ended March 31, 1994 and the combined financial statements and financial statement schedule of the Predecessor Business for the eight months ended November 30, 1993 appearing in Sola International Inc.'s Annual Report (Form 10-K) for the year ended March 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated and combined financial statements and financial statement schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The combined financial statements and financial statement schedule of the Company for the year ended March 31, 1993, incorporated by reference in this Prospectus and the Registration Statement, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon incorporated by reference in this Prospectus and in the Registration Statement, and are incorporated by reference in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*
  The   following   table   shows  the   expenses,   other   than
underwriting  discounts  and  commissions,  to  be  incurred   in
connection with the sale and distribution of securities being registered by the Company.

  SEC Registration Fee                             $    17,242
  NYSE Listing Fee
  Blue Sky Fees and Expenses
  Legal Fees and Expenses
  Accounting Fees and Expenses
  Printing Expenses
  Miscellaneous Expenses                           __________

     Total                                         $
                                                   ==========
_____________

 * Except for the SEC registration fee, all of the foregoing expenses have been estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The  Registrant,  as a Delaware corporation,  is  empowered  by
Section 145 of the Delaware General Corporation Law (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant's By-Laws provide for indemnification by the Registrant or of its directors and officers to the full extent permitted by the DGCL. Pursuant to
Section 145 of the DGCL, the Registrant has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

  Pursuant  to specific authority granted by Section 102  of  the
DGCL,  the  Registrant's  Amended  and  Restated  Certificate  of
Incorporation   contains   the  following   provision   regarding
limitation of liability of directors and officers:

  "To  the  fullest  extent  permitted by  the  Delaware  General
  Corporation Law as the same exists or may hereafter be amended, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director."

  The undersigned registrant has entered into agreements to provide indemnification for its directors in addition to the indemnification provided for in the Registrant's By-laws. These agreements, among other things, indemnify the directors, to the fullest extent provided by Delaware law, for certain expenses (including attorneys' fees), losses, claims, liabilities, judgments, fines and settlement amounts incurred by such indemnitee in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of any affiliate of the Registrant, or as a director or officer of any other company or enterprise that the indemnitee provides services to at the request of the Registrant.

ITEM 16.  EXHIBITS

     1.1*  -   Form of Underwriting Agreement

     2.1.  -   Purchase   Agreement  between  Sola  International
               Inc. and American Optical Corporation, dated as of
               May  6, 1996 (Filed as Exhibit  2  to the Form 8-K
               of   the   Company,  dated  May   6,   1996,   and
               incorporated herein by reference)

     4.1   -   Specimen   Form   of   Company's    Common   Stock
               Certificate   (Filed  as  Exhibit   4.1   to   the
               Registration Statement, as amended, on Form S-1 of the Company (File No. 33-87892) and incorporated herein by reference)

     4.2   -   Amended     and     Restated     Certificate    of
               Incorporation of the Company (Filed as Exhibit 3.1 to the Annual Report on Form 10-K of the Company, dated June 7, 1995, and incorporated herein by reference)

     4.3   -   Amended  and  Restated   By-Laws  of  the  Company
               (Filed   as   Exhibit  3.2  to  the   Registration
               Statement, as amended, on Form S-1 of the  Company
               (File No. 33-87892) and incorporated herein by reference)

     5.1*  -   Opinion   of   Fried,  Frank,  Harris,  Shriver  &
               Jacobson, counsel to the Company, as to the legality of the securities being registered

     23.1* -   Consent  of   Fried,   Frank,  Harris,  Shriver  &
               Jacobson (included in Exhibit 5.1)

     23.2  -   Consent    of    Coopers   &    Lybrand    L.L.P.,
               independent accountants

     23.3  -   Consent   of   Ernst   &  Young LLP,  independent
               auditors

     24.1  -   Powers of Attorney

     ______________________________

     *     To be filed in an amendment.

ITEM 17.  UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park, California on the thirteenth day of May, 1996.

                                     SOLA INTERNATIONAL INC.


                                     By:   /s/ Ian S. Gillies
                                        --------------------------
                                              Ian S. Gillies
                                         Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                   Title              Date
          ---------                   -----              ----

              *
- -----------------------------   Chairman of the      May 13, 1996
      Irving S. Shapiro         Board

              *
- -----------------------------   President and        May 13, 1996
        John E. Heine           Chief Executive
                                Officer (Principal
                                Executive
                                Officer), Director

      /s/ Ian S. Gillies
- -----------------------------   Vice President,      May 13, 1996
        Ian S. Gillies          Finance, Chief
                                Financial Officer,
                                Treasurer and
                                Secretary
                                (Principal
                                Financial and
                                Accounting
                                Officer)

              *
- -----------------------------   Director             May 13, 1996
     Douglas D. Danforth

              *
- -----------------------------   Director             May 13, 1996
        Hamish Maxwell

              *
- -----------------------------   Director             May 13, 1996
       Ruben F. Mettler

              *
- -----------------------------   Director             May 13, 1996
      Laurence Za Yu Moh

              *
- -----------------------------   Director             May 13, 1996
      Jackson L. Schultz

*By:       /s/ Ian S. Gillies
      -----------------------                        May 13, 1996
       Ian S. Gillies
       Attorney-in-fact

                        INDEX TO EXHIBITS


Exhibits

  1.1* -   Form of Underwriting Agreement
  2.1. -   Purchase   Agreement   between  Sola
           International   Inc.   and  American
           Optical Corporation, dated as of May
           6, 1996 (Filed as Exhibit 2   to the
           Form  8-K of the Company, dated  May
           6,  1996, and incorporated herein by
           reference)
  4.1  -   Specimen  Form  of  Company's Common
           Stock Certificate (Filed  as Exhibit
           4.1  to the  Registration Statement,
           as  amended,  on  Form  S-1  of  the
           Company   (File  No.  33-87892)  and
           incorporated herein by reference)
  4.2  -   Amended  and Restated Certificate of
           Incorporation of  the Company (Filed
           as Exhibit 3.1 to the Annual  Report
           on Form 10-K  of  the Company, dated
           June   7,   1995,   and incorporated
           herein by reference)
  4.3  -   Amended and Restated  By-Laws of the
           Company  (Filed as Exhibit   3.2  to
           the   Registration   Statement,   as
           amended, on  Form S-1 of the Company
           (File No. 33-87892) and incorporated
           herein by reference)
  5.1* -   Opinion  of  Fried,  Frank,  Harris,
           Shriver &  Jacobson, counsel to  the
           Company, as  to  the legality of the
           securities being offered
 23.1* -   Consent  of   Fried, Frank,  Harris,
           Shriver  &   Jacobson  (incorporated
           in Exhibit 5.1)
 23.2  -   Consent of Coopers & Lybrand L.L.P.,
           independent accountants.
 23.3  -   Consent   of   Ernst  &  Young  LLP,
           independent auditors
 24.1  -   Powers of Attorney

______________________________

*      To be filed in an amendment.

                          EXHIBIT 23.2

                                                    Exhibit 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated May 4, 1993, on our audit of the financial statements and financial statement schedule of Sola Group for the year ended March 31, 1993, which appear in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".



                                   COOPERS & LYBRAND L.L.P.


San Jose, California
May 8, 1996

                          EXHIBIT 23.3

                                                     EXHIBIT 23.3


       Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sola International Inc. and to the incorporation by reference therein of our report dated May 5, 1995, with respect to the consolidated financial statements and financial statement schedule of Sola International Inc. as of March 31, 1995 and 1994, for the year ended March 31, 1995 and for the four months ended March 31, 1994, and the combined financial statements of the Predecessor Business for the eight months ended November 30, 1993, included in its Annual Report (Form 10-K) for the year ended March 31, 1995, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP


Palo Alto, California
May 8, 1996

                          EXHIBIT 24.1

                        POWER OF ATTORNEY


      KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint John E. Heine and Ian S. Gillies and each of them as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the public offering of common stock of Sola International Inc. and any and all amendments (including post-effective amendments) to the Registration Statement, and any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.


Dated:    May 13, 1996
        ------------------


                                   /s/ Hamish Maxwell
- ------------------------           -------------------------
Irving Shapiro                     Hamish Maxwell


/s/ John E. Heine
- ------------------------           -------------------------
John E. Heine                      Ruben F. Mettler


/s/ Ian S. Gillies                 /s/ Lawrence Za Yu Moh
- ------------------------           -------------------------
Ian S. Gillies                     Lawrence Za Yu Moh


                                   /s/ Jackson L. Schultz
- ------------------------           -------------------------
Douglas D. Danforth                Jackson L. Schultz

                        POWER OF ATTORNEY


      KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint John E. Heine and Ian S. Gillies and each of them as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the public offering of common stock of Sola International Inc. and any and all amendments (including post-effective amendments) to the Registration Statement, and any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.


Dated:    May 9, 1996
        --------------------



- ------------------------           -------------------------
Irving Shapiro                     Hamish Maxwell



- ------------------------           -------------------------
John E. Heine                      Ruben F. Mettler



- ------------------------           -------------------------
Ian S. Gillies                     Lawrence Za Yu Moh


/s/ Douglas D. Danforth
- ------------------------           -------------------------
Douglas D. Danforth                Jackson L. Schultz

                        POWER OF ATTORNEY


      KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint John E. Heine and Ian S. Gillies and each of them as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the public offering of common stock of Sola International Inc. and any and all amendments (including post-effective amendments) to the Registration Statement, and any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.


Dated:    May 8, 1996
        -------------------


/s/ Irving S. Shapiro
- ------------------------           -------------------------
Irving Shapiro                     Hamish Maxwell



- ------------------------           -------------------------
John E. Heine                      Ruben F. Mettler



- ------------------------           -------------------------
Ian S. Gillies                     Lawrence Za Yu Moh



- ------------------------           -------------------------
Douglas D. Danforth                Jackson L. Schultz

                        POWER OF ATTORNEY


      KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint John E. Heine and Ian S. Gillies and each of them as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the public offering of common stock of Sola International Inc. and any and all amendments (including post-effective amendments) to the Registration Statement, and any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.


Dated:    May 6, 1996
        -------------------



- ------------------------           -------------------------
Irving Shapiro                     Hamish Maxwell


                                   /s/ Ruben F. Mettler
- ------------------------           -------------------------
John E. Heine                      Ruben F. Mettler



- ------------------------           -------------------------
Ian S. Gillies                     Lawrence Za Yu Moh



- ------------------------           -------------------------
Douglas D. Danforth                Jackson L. Schultz